Exhibit 10.35

FERGUSON GROUP PERFORMANCE ORDINARY SHARE PLAN 2019

Approved by resolution of the Board
on 22 March 2019 and amended by resolutions of the Board of the Company on 27 January 2021 and 12 July 2023

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RULES OF THE FERGUSON GROUP PERFORMANCE ORDINARY SHARE PLAN 2019
1.Definitions
1.1In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:
Adoption Date means 22 March 2019;
Award means an award (or where the context permits, part of an award) granted under rule 2 in the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award, as the Committee may determine, which is for the time being subsisting;
Award Certificate means the certificate or any other document issued in respect of the grant of an Award under rule 2.4;
Board means the board of the directors of the Company;
Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company;
Committee means the Remuneration Committee of the Company or some other duly authorised committee of the Board;
the Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484;
Control shall have the meaning given to that word by section 995 of the Income Tax Act 2007;
Conditional Award means an Award which takes the form of a contingent right to acquire or receive Shares at no or nominal cost;
the Date of Grant means the date on which the Committee grants an Award;
DI means a depositary interest representing an ordinary share in the capital of the Company;
DRS statement means the direct registration system statement of account representing certificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;
DTC means the Depository Trust Company, being the system used to settle trades of uncertificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

Eligible Employee means any employee (excluding an executive director of the Company) of any member of the Group;
Employer means the Company or any Subsidiary that, with the consent of the Company, participates under this Plan;
Final Value means, in the case of Vested Shares, their aggregate market value calculated by reference to the closing middle-market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the relevant Vesting Date;
Financial Year has the meaning given to it by section 390 of the Companies Act 2006;
Grant Period means the period of 42 days commencing on:
(a)the Adoption Date;
(b)the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half year or other period; or
(c)any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;
the Group means the Company and its Subsidiaries from time to time and the expression member of the Group shall be construed accordingly;
Listing Rules means the UK Listing Rules published by the Financial Conduct Authority;
Market Abuse Regulation means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (or any equivalent or successor legislation);
NASDAQ means Nasdaq, Inc. or any successor body thereto;
New York Stock Exchange means New York Stock Exchange, Inc. or any successor body thereto;
Notional Share means a share equal in value to a Share, but having no legal rights attributable to a Share;
Option means an Award which takes the form of an option to acquire Shares at either no or nominal cost or at market value, to be determined at the discretion of the Committee;

Option Exercise Value means, in relation to an Option, the aggregate market value of the Vested Shares subject to such Option calculated by reference to the closing middle market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the last date of the relevant exercise period less any exercise price payable per Share on the exercise of such Option, provided that if the calculation produces a negative number, the Option Exercise Value shall be nil;
Participant means an Eligible Employee who has been granted an Award (including, where the context permits, the legal representative of a deceased Participant) which has not lapsed or been surrendered or forfeited;
Performance Condition means, in respect of an Award, the condition determined by the Committee at the Date of Grant;
Performance Period means the three year period commencing on the first day of the Financial Year in which the Date of Grant occurs unless determined by the Committee otherwise;
Phantom Award means an Award which takes the form of a right to call for a cash payment calculated by reference to the Final Value of a Notional Share on the Vesting Date;
the Plan means this Ferguson Group Performance Ordinary Share Plan 2019 as amended from time to time;
Relevant Date means:
(a)if the Relevant Event falls within rule 7.1(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;
(b)if the Relevant Event falls within rule 7.1(b), either the date on which the scheme of arrangement is approved at the shareholders’ meeting or is sanctioned by the Court (as determined by the Committee in its absolute discretion);
(c)if the Relevant Event falls within rule 7.1(c), the date on which the person first becomes so bound or entitled; or
(d)if the Relevant Event falls within rule 7.1(d), the date on which notice of the resolution for winding up is given;
Relevant Event shall have the meaning given to that term in rule 7.1;

Restricted Shares means Shares subject to a Restricted Share Award which are subject to restrictions in accordance with rule 3;
Restricted Shares Award means an award comprising Restricted Shares;
Salary means an Eligible Employee’s annual gross basic salary in respect of his employment with the Group on the Date of Grant of an Award excluding any other benefits or amounts (or if it is expressed in a currency other than sterling, its sterling equivalent calculated on such basis as the Committee may in its discretion determine);
Scheme of Arrangement means the scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce the Company as a new, Jersey-incorporated holding company to the Group;
Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms;
Shares means:
(a)fully paid ordinary shares in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC;
(b)where appropriate the DIs representing such shares; and/or
(c)Shares, or DIs representing those shares or DIs following any reorganisation of the share capital of the Company;
Subsidiary means any subsidiary of the Company within the meaning of section 1159 of, and Schedule 6 to, the UK Companies Act 2006 (or its equivalent under applicable law) over which the Company has Control;
Tax Liability means any amount of tax or social security contributions for which a Participant would or may be liable and for which a member of the Group or former member of the Group would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant tax authority;
Termination Date means the date on which a Participant ceases to be an employee of a member of the Group and, for the avoidance of doubt, where the employee dies, shall be taken to mean the date of death;
Trustee means the trustee or trustees of any employee benefit trust established by the Company or any member of the Group;

United States Stock Exchange means the New York Stock Exchange, NASDAQ or such other recognised stock exchange in the United States, on which the Shares are listed;
Vest means (i) in the case of an Award granted in the form of an Option, when the Option becomes exercisable, or (ii) in the case of an Award granted in the form of a Restricted Share Award, when the Restricted Shares cease to be subject to forfeiture, or (iii) in the case of an Award granted in the form of a Conditional Share Award, when the Participant becomes entitled to have the Shares which are the subject of the Conditional Share Award transferred to him, or (iv) in the case of an Award granted in the form of a Phantom Award, a Participant becoming entitled to call for a cash sum in accordance with rule 9.6, and Vesting and Vested shall be construed accordingly;
Vesting Date means the date (or dates) determined by the Committee under rules 2.2 or 2.3 on which an Award (or part thereof) shall ordinarily Vest;
Vesting Period means the period (or periods) from the Date of Grant to the Vesting Date (or Dates); and
Vested Shares means such number of Shares or Notional Shares or Restricted Shares as the Committee determines to be Vested Shares by reference to the Performance Condition applicable to an Award at a particular Vesting Date.
1.2Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.
1.3References to any act or statutory instrument of UK Parliament or the legislative bodies of Jersey, the United States of America or the European Union (the EU) shall include any modification, amendment or re-enactment thereof (and shall, in respect of any EU legislation, include any UK legislation enacted in replacement thereof following the UK’s departure from the EU).
2.Grant of Awards
2.1Subject to the provisions contained in these rules, the Committee may, during a Grant Period, grant Awards to Eligible Employees selected for participation by the Committee in its discretion on such terms as it shall in its absolute discretion determine. No consideration shall be payable for the grant of an Award. When the Committee grants an Award, it shall decide whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award. An Eligible Employee may be granted any form of Award or any combination of Awards and may be granted more than one Award on any Date of Grant.
2.2The Committee shall in its discretion, at or prior to the Date of Grant, determine the Vesting Date or, if relevant, the Vesting Dates that shall apply to an Award, which shall not be later than the tenth anniversary of the Date of Grant and, subject to rule 2.3, shall not be earlier than the third anniversary of the Date of Grant.

2.3The Committee may in the case of any particular Eligible Employee, determine that the Vesting Date (or Dates) applicable to that Eligible Employee’s Award (or Awards) shall be any date or dates after the Date of Grant which the Committee, in its absolute discretion, determines is appropriate in the circumstances.
2.4Award Certificate. The Committee may in its absolute discretion, enter into a deed poll recording its intention to grant Awards and agreeing to be bound by the Award Certificates issued pursuant to this rule 2.4. As soon as reasonably practicable following the Date of Grant, the Committee shall procure the issue of an Award Certificate in respect of the Award and send it to the Participant. If the Committee has not entered into a deed poll prior to the granting of the Awards, the Committee shall procure that the Award Certificates are issued under the seal of the Company or otherwise to take effect as a deed. An Award Certificate shall state:
2.4.1whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award;
2.4.2if the Award is granted subject to the terms of Appendix A – the U.S. Rules;
2.4.3the name of the Eligible Employee receiving the Award;
2.4.4the Date of Grant of the Award;
2.4.5whether an Award will be granted in respect of ordinary shares or DIs (which, for the avoidance of doubt, shall be collectively referred to in these rules as Shares);
2.4.6the number of Shares or Restricted Shares (or, in the case of an Award granted in the form of a Phantom Award, Notional Shares) to which the Participant shall be entitled upon achievement of the Performance Condition and reaching the Vesting Date(s), which, for the avoidance of doubt, may be expressed as a number of Shares, Notional Shares or Restricted Shares (as appropriate) per percentage point achievement of the Performance Condition, or such other formula, so that the maximum number of Shares, Notional Shares or Restricted Shares under the Award is capped or uncapped, as the Committee may in its discretion determine;
2.4.7the details of the Performance Condition imposed in accordance with rule 3;
2.4.8the exercise price payable by the Participant on exercise of the Award (if any);
2.4.9the date or dates on which the Award will ordinarily Vest;
2.4.10if more than one Vesting Date is specified, the number or proportion of the Shares comprised in an Award which will ordinarily Vest on each of the specified Vesting Dates; and

2.4.11whether the Participant has an obligation to enter into an agreement, election or arrangement including, without limitation, pursuant to rule 9.8.
Subject thereto, an Award Certificate shall be in such form as the Committee may determine from time to time.
2.5Duration of Plan. An Award may not be granted:
2.5.1earlier than the Adoption Date; nor
2.5.2later than the tenth anniversary of the Adoption Date.
2.6Non-transferability and bankruptcy. An Award shall be personal to a Participant and shall not (except to the extent necessary to enable a personal representative to realise the Award following the death of a Participant) be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Award or if he is declared bankrupt.
2.7Approvals and consents. The grant of an Award shall be subject to obtaining any approval or consent required under the Listing Rules, the Market Abuse Regulation, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other UK or overseas regulation or enactment related to the grant of Awards to Eligible Employees in the jurisdictions in which they are resident.
2.8Method of satisfying Awards. Subject to rules 9.2(b), 9.6 and 9.10, an Award may be satisfied by the issue of Shares, the transfer of Shares from treasury, or by the transfer of Shares purchased on the market including from an employee benefit trust.
2.9Scheme Limit. With respect to any Awards granted following 1 June 2023, the aggregate number of Shares with respect to which Awards may be granted under this Plan shall not exceed 1,200,000. Any Award under this Plan settled in cash shall not be counted against the foregoing maximum share limit. Any Shares subject to an Award that is released, lapsed or expired, or is otherwise cancelled, forfeited terminated or becomes incapable of Vesting without issuance of the full number of Shares to which the Award related will again be available for issuance under this Plan.
2.10Overseas Countries. The Committee may adopt Appendices setting out specific requirements or terms in relation to Awards granted to Eligible Employees in particular countries if that is necessary or desirable to take account of local tax, exchange control or securities laws in such countries.
3.Performance Condition
3.1The Committee shall impose a Performance Condition which must be satisfied in order for Awards to Vest. The Committee can set different Performance Conditions for Awards granted in the same or different Financial Years (in terms of the type of condition, the weighting given to that condition and the targets applicable to each condition).

3.2An Award shall lapse on the date on which (and to the extent that) the Committee determines that the Performance Condition has not been satisfied.
3.3Where a Performance Condition is to be measured over a shortened Performance Period for any reason (including pursuant to rules 6.1, 6.5 and 7.2 of the Plan) the Committee may make such adjustments to the Performance Condition as it, in its absolute discretion, considers appropriate so that the outcome fairly reflects the underlying financial performance of the Company (or applicable business unit) over that shortened Performance Period.
3.4The Committee’s calculations on the meeting of the Performance Condition shall not be open to question, its determinations shall be final and binding on all persons concerned in the absence of manifest error and an Award will not be subject to further testing once the Performance Condition in relation to that Award has been met or been determined not to have been met.
3.5The Committee may (but is not obliged to) vary the Performance Condition applying to existing Awards if an event occurs or there are circumstances (for example, an acquisition or disposal of a business or a significant part of a business), which the Committee considers justifies such a variation.
3.6The Committee shall, as soon as reasonably practicable, notify a Participant of any substitution or variation of the Performance Condition.
4.Awards which take the form of a Restricted Share Award
4.1If an Award takes the form of a Restricted Share Award, the Restricted Shares subject to the Award shall be subject to such restrictions on the transfer, assignment, sale, pledge, charge or other disposal of the Restricted Shares during the Vesting Period and except to the extent that the Award has Vested as the Committee may prescribe and an Eligible Employee may be required to enter into an irrevocable agreement with the Company and, if necessary, the Eligible Employee’s Employer, in such form as the Committee may prescribe which may include an agreement by the Eligible Employee:
(a)not to transfer, assign, sell, pledge, charge or otherwise dispose of any Restricted Shares subject to the Award except to the extent that the Award has Vested; and
(b)to transfer (or procure the transfer) to or to the order of the Company, for a total of one penny (or the equivalent in a Participant’s local currency), all the Restricted Shares in respect of which the Award does not Vest.
4.2If the Eligible Employee does not enter into any required agreement either before the Date of Grant or within such period after the Date of Grant as the Committee may specify, the Award shall not be granted or if it has been granted, such grant shall be ineffective.
4.3On or before the Date of Grant for an Award which takes the form of a Restricted Share Award, the Company shall transfer or procure the transfer to the Participant or his nominee or such other person as the Committee may determine the number of Restricted Shares which are subject to the Award.
4.4To the extent that an Award which takes the form of a Restricted Share Award Vests, any restrictions referred to in rule 4.1 shall cease to have effect in relation to the Shares subject to it.
5.Vesting of Awards
5.1Save as otherwise provided in the Plan, as soon as reasonably practicable after the end of a Performance Period the Committee shall determine the number of Shares, Notional Shares or Restricted Shares (as applicable) that shall, subject to rule 5.2, Vest in accordance with the rules of the Plan.
5.2Subject to rules 6 and 7, Shares, Notional Shares or Restricted Shares comprised in the Award shall only Vest on the Vesting Date if the Participant has remained an Eligible Employee until that Vesting Date.
6.Leavers
6.1Subject to rule 6.3, where a Participant ceases to be an Eligible Employee at any time before the Vesting Date applicable to his Award by reason of:
(a)redundancy (as determined by the Committee);
(b)injury or disability (evidenced to the satisfaction of the Committee);
(c)retirement;
(d)his Employer ceasing to be under the Control of the Company;
(e)the business (or part of a business) in which he is employed being transferred to a person who is not a member of the Group, or
(f)for any other reason at the discretion of the Committee,
his Award shall continue, and will Vest on the original Vesting Date and the number of Shares, Notional Shares or Restricted Shares that Vest shall be determined under rule 6.4 save that the Committee may determine that an Award shall instead Vest on the Termination Date in accordance with rule 6.5.
6.2If a Participant ceases employment in any circumstances (other than death or as set out in rule 6.1), an Award (whether Vested or unvested) shall lapse automatically.
6.3If a Participant dies, Awards granted to him will Vest on the date of death in respect of the number of Shares, Notional Shares or Restricted Shares as determined under rule 6.5.
6.4Reduction of Award – Delayed Vesting. Where the Award Vests on a Participant ceasing to be an Eligible Employee under rule 6.1 above and Vesting occurs on the original Vesting Date, the total number of Shares,

Notional Shares or Restricted Shares which shall Vest shall be determined by taking the following steps:
(a)by calculating the number of Shares (or Notional Shares or Restricted Shares) at the Vesting Date by reference to the extent to which the Performance Condition has been achieved at the original Vesting Date; and
(b)by multiplying the number of Shares (or Notional Shares or Restricted Shares) determined under rule 6.4(a) by the fraction A/B (where A is that part of the Vesting Period (measured in complete months) that has elapsed from the Date of Grant to the Termination Date and B is the number of complete months in the Vesting Period, SAVE THAT the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction.
For the avoidance of doubt, this rule 6.4 shall not apply where Awards Vest under rules 7.1 to 7.3 (inclusive).
6.5Reduction of Award – Immediate Vesting. Where the Award Vests on a Participant ceasing to be an Eligible Employee under rule 6.1 above and the Committee determines Vesting shall occur on the Termination Date, or under rule 6.3 above, the total number of Shares, Notional Shares or Restricted Shares which shall Vest shall be determined by taking the following steps:
(a)by calculating the number of Shares (or Notional Shares or Restricted Shares) at the Vesting Date by reference to the extent to which the Performance Condition has been achieved over the period to the Termination Date (and the Committee shall make such adjustments as it thinks fit where the date of cessation is not at the end of a Financial Year); and
(b)by multiplying the number of Shares (or Notional Shares or Restricted Shares) determined under rule 6.5(a) by the fraction A/B (where A is that part of the Vesting Period (measured in complete months) that has elapsed from the Date of Grant to the Termination Date (or death, as the case may be) and B is the number of complete months in the Vesting Period, SAVE THAT the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction. Where parts of the Award vest on different Vesting Dates, the Committee shall calculate any pro-rata reduction under this rule 6.5 by reference to the Vesting Period applicable to each separate part of the Award.
For the avoidance of doubt, this rule 6.5 shall not apply where Awards Vest under rules 7.1 to 7.3 (inclusive).

6.6Meaning of ceasing employment. For the purposes of rule 6.1, a Participant shall not be treated as ceasing to be an Eligible Employee until he ceases to be employed by the Company or any member of the Group. The reason for the termination of office or employment of a Participant shall be determined by reference to rules 6.1, 6.2 and 6.3 regardless of whether such termination was lawful or unlawful (and howsoever caused).
7.Take-over and Liquidation
7.1This rule 7 applies if
(a)any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making:
(i)a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or
(ii)a general offer to acquire all of Shares;
(b)any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law;
(c)any person becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or
(d)notice is given of a resolution for the voluntary or compulsory winding-up of the Company,
(each a Relevant Event).
7.2Where this rule 7 applies and subject to rules 7.3 and 8 below, all outstanding Awards will automatically Vest and the number of Shares, Notional Shares or Restricted Shares in respect of which the Award shall Vest shall be determined by reference to the extent to which the Performance Condition has been achieved at the date of the Relevant Event and, in the case of an Award granted in the form of an Option shall be automatically exercised on the Relevant Date provided that any exercise price payable by the Participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the Committee). Where this rule 7 applies, and subject to rule 7.3 below, any outstanding Awards granted in the form of Options that are not exercised on the Relevant Date shall lapse automatically.
7.3Without prejudice to the operation of rule 7, Awards shall not Vest or be exercised without the consent of the Committee under the foregoing provisions of this rule 7 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Committee determines otherwise in its absolute discretion, an Award will in such circumstances be exchanged for an equivalent award in accordance with rule 8 below.
8.Rollover of Awards
8.1If any other business entity (the acquiring company):
(a)obtains Control of the Company as a result of making:
(i)a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or
(ii)a general offer to acquire all the Shares; or
(b)proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or
(c)becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or their equivalent under applicable law, and notice of a replacement Award is given pursuant to rule 7.3 (with the consent of the acquiring company), then, on the Relevant Date, any Award which has not lapsed (the old award) shall automatically be released and shall be replaced by an award (the new award) which (in the opinion of the Committee) is equivalent to the old award but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor).
8.2The provisions of the Plan shall be construed as if:
(a)the new award were an award granted under the Plan at the same time as the old award;
(b)if appropriate, references to the Performance Condition were references to such new performance condition(s) relating to the new grantor or such subsidiary or business of the new grantor as the Committee may consider appropriate in the circumstances;
(c)references to the Company in the rules were references to the new grantor;

(d)references to the Committee in the rules were references to the board of directors of the new grantor or any duly authorised committee thereof;
(e)references to Shares were references to shares in the new grantor; and
(f)the Vesting Date in relation to the new award was the same as that in relation to the old award.
9.Consequences of Vesting
9.1On the Vesting of an Award which takes the form of an Option the Participant (or, if the Vesting occurs by reason of the Participant’s death, the Participant’s legal representative) may, subject to rules 9.7, 9.8 and 9.9, elect to exercise the Option over some or all of the Vested Shares during the period of 30 days following the Vesting Date. If the Award has Vested due to a Participant’s death or if the Participant dies during the 30 days’ period, the Award may be exercised during the period of 12 months following the date of death. If, during the 30 days or 12 months’ exercise period (as the case may be), the Participant is subject to any dealing restrictions under the Market Abuse Regulation or any relevant share dealing code of the Company, the applicable exercise period shall be suspended until such later date as those dealing restrictions lift provided that no Option may be exercised more than 10 years after its Date of Grant. Subject to rules 9.7, 9.8 and 9.10, the Company shall procure the transfer of the Vested Shares as soon as reasonably practicable after the exercise date and in any event not later than 30 days thereafter.
9.2If a Participant has not exercised his Option before the end of the relevant exercise period mentioned in rule 9.1, the following provisions shall apply:
(a)if the exercise price payable by the Participant is nil, the Option shall be deemed to have been exercised on the last day of the relevant period; or
(b)subject to (a) above, the Option shall be settled by the Committee making a payment of (or procuring the payment of) a cash sum to the Participant equal to any Option Exercise Value, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).
9.3The Participant may exercise a Vested Option by written notice to the Company in such form as the Committee may prescribe.
9.4On the Vesting of an Award which takes the form of a Conditional Award a Participant need take no action and the Company shall, subject to rules 9.7, 9.8 and 9.10 procure the transfer of the Vested Shares to the Participant (or his nominee or legal representative) as soon as reasonably practicable after the

Vesting Date and in any event no later than 30 days thereafter. If the Award has Vested due to a Participant’s death or if the Participant dies during the 30 days’ period the Shares shall be transferred to the Participant’s legal representatives as soon as reasonably practicable after the date of death.
9.5On the Vesting of an Award which takes the form of a Restricted Share Award the Shares shall cease to be subject to all restrictions and any agreement applying to the Restricted Shares shall cease to have effect.
9.6On the Vesting of an Award which takes the form of a Phantom Award, the Committee shall pay, or procure the payment of, a cash sum to the Participant equal to the Final Value of the Vested Notional Shares to which the Phantom Award relates subject to such deductions for any Tax Liability as are required by applicable law. The Committee may in its discretion pay or procure payment of the cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine). The cash sum will be paid as soon as reasonably practicable following the Vesting Date.
9.7Restrictions on Vesting. An Award shall not Vest unless and until the transfer of Shares (if relevant) after such Vesting would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, the Market Abuse Regulation, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment related to the Vesting of an Award in the jurisdictions in which the relevant Participant is resident for tax purposes.
9.8Payment of Tax Liability. Any liability of a Participant to taxation or social security contributions shall be for the account of the relevant Participant and the transfer of Vested Shares subject to a Participant’s Vested Award shall be conditional upon the Participant having discharged the amount required to satisfy the Tax Liability which arises on Vesting or exercise to the satisfaction of the Company, or otherwise having complied with any arrangements specified by the Company to secure that such Tax Liability is satisfied including irrevocably authorising the Company to sell or procure the sale of sufficient Vested Shares on or following the Vesting or exercise of his Award (as applicable) on his behalf to ensure that any relevant member of the Group or former member of the Group receives the amount required to discharge the Tax Liability which arises as a result of the Vesting or exercise of his Award and by participating in the Plan a Participant is deemed to have given such authorisation.
9.9Elections. A Participant shall enter into any agreement, election or arrangement which the Committee may consider appropriate within such period as may be specified by the Committee, in relation to or in connection with any liability to income tax or social security contributions (including, if permitted under local law, any employer’s social security contributions) in respect of the Participant’s Award or the Shares subject to his Award. For example, but without limitation, the Committee may require Participants who are resident in the UK for tax purposes to enter into an agreement or election pursuant to paragraphs 3A or 3B of Schedule 1 to the UK Social Security Contributions and Benefits Act 1992 or a joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 by the fourteenth day following the acquisition of any Shares by the Participant.
9.10Cash settlement. If for any reason the Committee considers that it is impractical or legally onerous to deliver Shares in satisfaction of a Vested Award, it may instead pay or procure the payment to the Participant of a cash sum equal to the Final Value of the Vested Shares, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).
10.Malus and Clawback
10.1Notwithstanding any other rule of the Plan, if one or more of the circumstances set out in rule 10.2 occur, the Committee may: (i) at any time, (where the circumstances fall within rule 10.2(d) below); or (ii) prior to the fifth anniversary of the Date of Grant in all other circumstances, determine (acting fairly and reasonably having taken into account the scale of loss or damage to the Company or the extent of the risk taken by the Company) to take one or more of the following actions in relation to any one or more Participants:
(a)reduce (including to nil) the number of Shares, Notional Shares or Restricted Shares in respect of which any future Award is granted to a Participant; or
(b)reduce (including to nil) the cash amount payable under an unvested Award held by a Participant or the number of Shares, Notional Shares or Restricted Shares under an unvested Award and/or the number of Shares under a Vested but unexercised Option held by a Participant, by such amount and/or such number as the Committee considers appropriate in the circumstances; or
(c)in relation to a Vested Award, require a Participant to pay to the Company or such other person as the Company may direct within 30 days of a written demand from the Company such number of Shares or such monetary amount with a value to be determined in the Committee’s absolute discretion provided such value on the date of demand is no greater than the value of the Vested Shares under Award at the Vesting Date, less any amount paid by or in respect of the Participant in respect of a Tax Liability incurred as a result of the Vesting of the relevant Award (except to the extent the Participant is able to recover amounts paid in respect of such Tax Liability).

10.2The circumstances in which the Committee may consider that it is appropriate to exercise its discretion under rule 10.1 are the following:
(a)a material financial misstatement of the Company’s, or, if appropriate, the relevant business’ audited financial accounts (other than as a result of a change in accounting practice);
(b)conduct by a Participant which results in or is reasonably likely to result in significant reputational damage to the Company;
(c)the negligence or gross misconduct of a Participant; or
(d)fraud effected by or with the knowledge of a Participant.
10.3If the Committee decides to exercise its discretion under this rule 10, it shall confirm this in writing to each affected Participant.
10.4For the purposes of these rules, if the Committee decides to exercise its discretion under Rule 10.1(b) before an Award Vests:
(a)the Award shall be deemed to have been granted over the reduced number of Shares, Notional Shares or Restricted Shares (as the case may be); and
(b)any subsequent Vesting of the Award shall be determined by reference to this reduced number of Shares, Notional Shares or Restricted Shares,
(c)save that if the number of Shares, Notional Shares or Restricted Shares is reduced to nil, the Award shall be treated as if it had never been granted and such Participant (including a Participant who has left employment before the Vesting Date) shall have no rights to any cash amount, Shares, Notional Shares or Restricted Shares.
10.5Each Participant shall be deemed to undertake, as a condition of participation in the Plan, to be bound by this rule 10 and shall, if necessary to enforce the terms of this rule 10 enter into any agreement, election or arrangement which the Committee may consider appropriate.
11.Relationship of Plan to contract of employment
11.1The rights and obligations of a Participant under the terms and conditions of employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his employment with any member of the Group (or former member of the Group if applicable) for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise from his ceasing to have rights under or be entitled to exercise any Award under the Plan, as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 11 and the Participant’s terms of employment, this rule shall take precedence.
11.2Notwithstanding any other provision of the Plan:
(a)the Plan shall not form part of any contract of employment between the Company or any Subsidiary and a Participant;
(b)no Eligible Employee has any right to be granted an Award and the fact that an Eligible Employee may have participated in the Plan and/or been granted Awards under the Plan shall not entitle any Eligible Employee to future participation or grants;
(c)the benefit to a Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his contractual remuneration or benefits or count as his contractual remuneration or benefits for any purpose;
(d)nothing in the Plan shall in any way be construed as imposing upon any member of the Group a contractual obligation as between the member of the Group and a Participant to contribute to the Plan;
(e)if a Participant ceases to be employed within the Group, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him which lapse by reason of his ceasing to be employed within the Group, whether lawfully or unlawfully) by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise (or by way of similar provisions of the law of the jurisdiction in which the Participant is resident); and
(f)by accepting the grant of an Award and not renouncing it a Participant is deemed to have agreed to the provisions of the Plan and in particular, this rule 11.2.
12.Adjustment of Awards
In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend which would otherwise materially affect the value of an Award), the price payable by a Participant on Vesting (or exercise of an Option) (if any), the description of Shares, the number of Shares comprised in an Award and the Performance Condition applicable to an Award may be adjusted in such manner as the Committee may determine. Any adjustment to Awards made pursuant to this rule 12 shall be notified to the relevant Participant. The Committee may make such adjustments as it considers appropriate to the number of Shares comprised in an Award and the Performance Condition applicable to an Award.
13.Administration and Amendment
13.1Committee responsible for administration. The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards or amend any of the provisions of the Plan in any way it thinks fit: Provided that:
(a)except as herein provided, the Committee shall not make any amendment that would materially prejudice the interests of existing Participants in any jurisdiction in which the Plan operates except with the prior consent or sanction of Participants in that jurisdiction who, if their Awards Vested in full, would thereby become entitled to a majority of all the Shares which would fall to be transferred upon satisfaction of all outstanding Awards in that jurisdiction; and
(b)without prejudice to any provision of the Plan which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation.
14.Data Protection
14.1By accepting the grant of an Award, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.
15.General
15.1Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire (but not to subscribe for) Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by applicable law.
15.2The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
15.3Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him at his home address according to the records of his Employer or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document require to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its corporate services office at 1020 Eskdale Road, Winnersh, Wokingham RG41 5TS (or such other place or places as the Committee may from time to time determine and notify to Participants).
15.4The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Participants in respect of any transfer of Shares on the Vesting or exercise of the Awards.
15.5Benefits under this Plan shall not be pensionable.
15.6These rules shall be governed by, and construed in accordance with, the laws of England. Neither the Plan nor any Award agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Award agreement to be drafted.
Unless specifically stated otherwise, each Participant, the Company and any other member of the Group submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with the Plan. By accepting the grant of an Award and not renouncing it, Participants are deemed to have agreed to submit to such jurisdiction.

APPENDIX A
U.S. Rules
The U.S. Rules in this Appendix A are intended to conform the Plan, in its documentation and in its operation, so as to be exempt from, and to the extent not so exempt, to meet such requirements of Section 409A of the Code and the regulations thereunder (collectively, Section 409A) as are applicable to the Plan with respect to Awards that take the form of an Option, a Conditional Award or a Phantom Award. The provisions of rules 1 to 15 of the Plan shall, save where otherwise specified below, apply in relation to Awards subject to the U.S. Rules, and references to the “Plan” shall include the U.S. Rules. If there is a conflict between any provisions of the U.S. Rules and the provisions of the main text of the Plan, the provisions of the U.S. Rules shall govern with respect to any Participant who is subject to U.S. federal income tax with respect to an Award.
1.Definitions
For purposes of the U.S. Rules, in addition to the definitions in rule 1 the following definitions shall be applicable. If there is a conflict between any definitions in the U.S. Rules and those in rule 1, the definitions in the U.S. Rules shall govern with respect to any Participant who is subject to U.S. income tax with respect to an Award.
Change in Control means, with respect to an entity that is organized as a corporation (a “Corporation”), any of the following events:
(a)a change in the ownership of the Corporation;
(b)a change in the effective control of the Corporation; or
(c)a change in the ownership of a substantial portion of the assets of the Corporation.
For purposes of this definition:
(i)a “change in the ownership of the Corporation” occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;
(ii)a “change in the effective control of the Corporation” occurs on the date on which either: (1) a person, or more than one person acting as a group, acquires ownership of stock of the Corporation possessing 50% or more of the total voting power of the stock of the Corporation, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (2) a majority of the members of the Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board of directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Corporation; and
(iii)a “change in the ownership of a substantial portion of the assets of the Corporation” occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Corporation, acquires assets from the Corporation that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.
An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Corporation that has experienced the Change in Control, or the Participant’s relationship to the affected Corporation otherwise satisfies the requirements of Regulation §1.409A-3(i)(5)(ii).
Notwithstanding anything to the contrary herein, with respect to an entity that is a partnership, Change in Control means only a change in the ownership of the partnership or a change in the ownership of a substantial portion of the assets of the partnership, and the provisions set forth above respecting such changes relative to a corporation shall be applied by analogy.
The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Section 409A.
Code means the U.S. Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder. References to any section of the Code shall be to that section as it may be renumbered, amended, supplemented or re-enacted from time to time. For this purpose, “regulation” means a regulation, ruling or other interpretation or guidance, validly promulgated by the U.S. Department of Treasury and in effect at the time in question. Reference to a regulation or section thereof includes that regulation or section and any comparable regulation or section that amends, supplements or supersedes that regulation or section.

For purposes of the U.S. Rules, a Participant will be considered Disabled if he is:
(a)unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
(b)by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an Employer-sponsored accident and health plan in which he participates.
Separation from Service (and variations of such term) have the meaning ascribed to such term under Section 409A, and generally refers to a cessation of employment described in rule 6.6, a reduction in hours to be worked (e.g. by at least 80%) or another event described in the regulations under Section 409A.
Shares means:
(a)fully paid ordinary shares in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC; and/or
(b)shares representing those shares following any reorganisation of the share capital of the Company.
Substantial risk of forfeiture shall have the meaning ascribed to such term under Section 409A. Generally, an Award is subject to a substantial risk of forfeiture only if the Award would lapse and be forfeited with no payment to the Participant if the Participant were to resign voluntarily, in the absence of an exercise of discretion by the Committee to vest the Award. A Participant’s Awards shall cease to be subject to a substantial risk of forfeiture when the Participant becomes eligible to retire regardless of whether he continues to be employed. In addition, the addition of any risk of forfeiture after an Award is granted or any extension of a period during which an Award is subject to a risk of forfeiture, is disregarded for purposes of determining whether the Award is subject to a substantial risk of forfeiture.
2.Grant of Awards
For the purposes of the U.S. Rules and rule 2, Awards granted under the U.S. Rules may be granted in respect of Shares.

6.    Leavers
Rule 6 of the Plan shall govern the extent to which an Award becomes Vested and payable upon termination of employment prior to the Vesting Date, except that if an Award ceased to be subject to a substantial risk of forfeiture prior to the Vesting Date for any reason, including eligibility for retirement, then the following shall apply:
(a)Payment with respect to the Award, to the extent made upon a termination of employment, shall be made only if the termination of employment constitutes a Separation from Service, and if the termination of employment does not constitute a Separation from Service the Award shall Vest to the extent provided in rule 6 but payment shall be deferred until the earlier of the Vesting Date described in rule 6.1 or the date on which a Separation from Service occurs; and
(b)If the Participant is a “specified employee” as defined in Section 409A at the time of the Separation from Service, then payment shall be subject to rule 9.11 of the U.S. Rules.
7.    Take-over and Liquidation
For purposes of the U.S. Rules, if a Relevant Event occurs that is not a Change in Control, and if a Participant’s Award ceased to be subject to a substantial risk of forfeiture prior to the Relevant Date for any reason, then the Participant’s Award shall Vest to the extent provided in rule 7, but payment shall be deferred until the earliest of the Vesting Date described in rule 6, a Change in Control or the Participant’s Separation from Service (subject to rule 9.11 of the U.S. Rules).
8.    Rollover of Awards
For purposes of the U.S. Rules, a new paragraph is added at the end of rule 8.1 to provide as follows:
“Notwithstanding the foregoing, if at any time prior to the occurrence of the event described in rule 8.1, an Award ceased to be subject to a substantial risk of forfeiture, then a replacement Award shall be issued with respect to such Award only if the event does not constitute a Change in Control, and the provisions of rule 7 shall apply. Notwithstanding the foregoing, if the event does not constitute a Change in Control, but the Participant would otherwise incur a Separation from Service by reason of being transferred to the employment of an employer outside of the Group, then a replacement Award shall not be issued (and rule 6 shall apply) unless the terms of the agreement governing such transaction provide that the transfer of employment shall not be treated as a Separation from Service in accordance with Regs. §1.409A-1(b)(h)(4).”
9.    Consequences of Vesting
For purposes of the U.S. Rules, rules 9.1, 9.4 and 9.7 are amended, and a new rule 9.11 is added, to provide as follows:
9.1    On the Vesting of an Award which takes the form of an Option the Participant (or, if the Vesting occurs by reason of the Participant’s death, the Participant’s legal representative) may, subject to rules 9.7, 9.8 and 9.11, elect to exercise the Option over some or all of the Vested Shares during the period of 30 days following the Vesting Date. Subject to rules 9.7, 9.8, 9.10 and 9.11, the Company shall procure that the transfer of the Vested Shares for which such election is made will be effected on or before the 60th day following the Vesting Date. Any Option for which such an election is not made within the 30 day period will be treated as if it were a Phantom Award which will be settled in accordance with rule 9.6 of the Plan save that the cash payment will be paid not later than the 60th day following the Vesting Date.
9.4    On the Vesting of an Award which takes the form of a Conditional Award a Participant need take no action and the Company shall, subject to rules 9.7, 9.8, 9.10 and 9.11 procure the transfer of the Vested Shares to the Participant (or his nominee or legal representative) as soon as reasonably practicable after the Vesting Date and in any event not later than 30 days thereafter.
9.7    Restrictions on Transfer. A transfer of Shares pursuant to an Award shall not be made unless and until the transfer of Shares would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, the Market Abuse Regulation, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment in the jurisdictions in which the relevant Participant is resident for tax purposes. If within ten (10) business days following the Vesting of an Award the Committee is unsure whether such transfer of Shares will be permitted or will be feasible (e.g., in the event of the Participant’s death), the Award will be settled in cash on the 60th day following the Vesting Date in accordance with the provisions of rule 9.10 of the Plan.
9.11    If the Vesting of an Award that ceased to be subject to a substantial risk of forfeiture prior to the Vesting Date (or Relevant Date under rule 7 or 8) is on account of a Participant’s Separation from Service (other than by reason of his death), payment of the Award will be delayed if so required pursuant to rule 17 of the U.S. Rules.

16.    Unfunded Status
Awards subject to the U.S. Rules constitute unsecured promises by the Employers to pay benefits in the future. Participants holding such Awards shall have the status of general unsecured creditors of the Company or the Employer, as applicable. Each Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for U.S. federal tax purposes. Any amounts set aside to defray the liabilities assumed by the Company or an Employer will remain the general assets of the Company or the Employer, as applicable, and shall remain subject to the claims of the Company’s or the Employer’s creditors until such amounts are distributed to the Participants.
Notwithstanding the preceding, an Employer may, in its sole discretion, establish a trust as a vehicle for accumulating assets, including Shares, to pay benefits under the Plan, with the intent that such trust shall be considered unfunded for U.S. federal tax purposes. Payments under the Plan may be paid from the general assets of the Employer or from the assets of any such trust. Payment from any such trust shall reduce the obligation owed to the Participant under the Plan. Any references in the main text of the Plan to a trust or a trustee shall be construed to be a reference to such an unfunded trust or the trustee of such a trust.
17.    Section 409A
This Plan is intended to be exempt from, and to the extent not so exempt to comply with, the requirements of Section 409A and shall be interpreted and administered accordingly. Notwithstanding anything to the contrary in this Plan, if a Participant is a “specified employee” as defined in Section 409A as of the Participant’s Separation from Service, then, to the extent required by Section 409A, no payments due under this Plan resulting from the Participant’s Separation from Service may be made until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s Separation from Service; and (ii) the Participant’s date of death; provided, however, that any payments delayed during this period shall be paid in the aggregate in a lump sum as soon as reasonably practicable following the sixth month anniversary of the Participant’s Separation from Service or the Participant’s date of death, as the case may be. Notwithstanding the foregoing, the Employers do not guarantee the tax treatment of any payments or benefits under this Plan including, without limitation, under the Code, federal, state, municipal, local or foreign laws.